UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 26, 2009

MERUELO MADDUX PROPERTIES, INC.
(Exact name of registrant specified in its charter)

                    Delaware                                                                0001-33262                                                          20-5398955
(State of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

761 Terminal Street
Building 1, Second Floor
Los Angeles, California  90021
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (213) 291-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                      Bankruptcy or Receivership

On March 26 and 27, 2009, Meruelo Maddux Properties, Inc. (“MMPI”) and certain of its direct and indirect subsidiaries and affiliates (collectively, the “Company”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court for the Central District of California, San Fernando Valley Division (the “Court”).  It is anticipated that these Chapter 11 cases will be jointly administered under the caption “In re Meruelo Maddux Properties, Inc., et al., Case No. 1:09-bk-13356-KT.”  The Company expects to continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with applicable provisions of the Code and orders of the Court.

Item 2.04                     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 petitions described in Item 1.03 may be deemed by lenders as an event of default, or it may be claimed by lenders that such event otherwise triggers or may trigger repayment obligations under the express terms of certain instruments and agreements relating to direct financial obligations of the Company totaling approximately $370.1 million, including indebtedness secured by projects held in Company subsidiaries that have not filed Chapter 11 petitions (the “Debt Documents”).  If the filing of petitions constitutes an event of default or a triggering event, all obligations under the Debt Documents by their terms have or may become immediately due and payable.  The Company believes that any efforts to enforce such payment obligations against a debtor under the Debt Documents are stayed to the extent such debtor has filed a Chapter 11 petition.

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 27, 2009, MMPI received a Nasdaq staff determination notice that MMPI’s common stock will be delisted at the opening of business on April 7, 2009 from The Nasdaq Global Market as a result of the Company’s filing of voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code, pursuant to Marketplace Rules 4300, 4450(f) and IM-4300.

Item 7.01                      Regulation FD Disclosure

On March 26, 2009, MMPI issued a press release announcing the Company’s bankruptcy filing.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

On March 31, 2009, MMPI issued a press release announcing that the Company had received a letter from Nasdaq stating that MMPI’s common stock will be delisted from The Nasdaq Global Market at the opening of business on April 7, 2009.  A copy of the press release is attached as Exhibit 99.2 to this current report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.                                Description

99.1	Press release, dated March 26, 2009, issued by Meruelo Maddux Properties, Inc. announcing the Company’s bankruptcy filing

99.2	Press release, dated March 31, 2009, issued by Meruelo Maddux Properties, Inc. announcing the receipt of correspondence regarding delisting from Nasdaq

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERUELO MADDUX PROPERTIES, INC.

Date: April 1, 2009	By:	/s/ Todd Nielsen
Todd Nielsen
General Counsel

Exhibit Index

Exhibit No.                                Description

99.1	Press release, dated March 26, 2009, issued by Meruelo Maddux Properties, Inc. announcing the Company’s bankruptcy filing

99.2	Press release, dated March 31, 2009, issued by Meruelo Maddux Properties, Inc. announcing the receipt of correspondence regarding delisting from Nasdaq